EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to incorporation by reference in this Registration Statement on Form S-8 of our report dated September 19, 2002 with respect to the financial statements of Gold Bond Resources, Inc. included in its Form 10-KSB and Form 10-KSB-A filed with the Securities and Exchange Commission on October 28, 2002 and December 16, 2002, respectively, which has been incorporated by reference in its entirety in this Registration Statement on Form S-8.

/s/ DeCoria, Maichel & Teague P.S.

____________________________

 DeCoria, Maichel & Teague P.S.

Independent Certified Public Accountants.

Spokane, Washington

December 16, 2002